CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A3 of our report dated January 29, 2024, relating to the consolidated financial statements of HNO International, Inc. for the years ended October 31, 2023 and 2022 and to all references to our firm included in this Registration Statement. We also consent to the reference to our Firm under the heading “experts” in such Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

February 5, 2024

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